UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 14, 2012

Cameron International Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-13884	76-0451843
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1333 West Loop South, Suite 1700, Houston, Texas	77027
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  713-513-3300

Not Applicable

(Registrant’s Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

Underwriting Agreement

On May 17, 2012, Cameron International Corporation (the “Company”) completed the public offering of $250.0 million aggregate principal amount of the Company’s 1.60% Senior Notes due 2015 (the “2015 Notes”) and $250.0 million aggregate principal amount of the Company’s 3.60% Senior Notes due 2022 (the “2022 Notes” and, together with the 2015 Notes, the “Notes”) pursuant to an Underwriting Agreement, dated May 14, 2012 (the “Underwriting Agreement”), with Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and RBS Securities Inc., as representatives of the several underwriters named therein (the “Underwriters”).

The Company intends to use the net proceeds from the offering of the Notes of approximately $496.1 million (after deducting underwriting discounts and commissions and other estimated expenses payable by the Company) to fund the previously announced, pending acquisition of TTS Energy AS, to repay amounts drawn on certain of the Company’s short-term overdraft facilities, to repay amounts outstanding under the Company’s committed financing arrangements facilitated by the Brazilian Development Bank (BNDES) and executed through commercial banks, and for general corporate purposes.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, other obligations of the parties and termination provisions.  Additionally, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933 (the “Securities Act”), or to contribute to payments the underwriters may be required to make because of any of those liabilities.

The foregoing description is a brief summary of the Underwriting Agreement and does not purport to be a complete statement of the parties’ rights and obligations thereunder.  The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference herein.

The offering of the Notes was made pursuant to a shelf registration statement on Form S-3 (File No. 333- 178708), which became effective upon its filing with the Securities and Exchange Commission (the “SEC”) on December 22, 2011.  A prospectus supplement dated May 14, 2012 relating to the Notes and supplementing the Prospectus dated December 22, 2011 was filed with the SEC pursuant to Rule 424(b)(2) under the Securities Act.

Indenture

The Company issued the Notes pursuant to the Indenture, dated May 17, 2012 (the “Base Indenture”), as supplemented with respect to the 2015 Notes by the First Supplemental Indenture, dated May 17, 2012 (the “First Supplemental Indenture”), and as further supplemented with respect to the 2022 Notes by the Second Supplemental Indenture, dated May 17, 2012 (the “Second Supplemental Indenture” and, together with the Base Indenture and the First Supplemental Indenture, the “Indenture”), in each case between the Company and Union Bank, N.A., as trustee.

The Company will pay interest on the Notes on April 30 and October 30 of each year, beginning on October 30, 2012.  The 2015 Notes will mature on April 30, 2015 and the 2022 Notes will mature on April 30, 2022.  If the acquisition of TTS Energy AS is not consummated on or prior to September 30, 2012, or if the related purchase agreement is terminated prior to such date, the Company will be required to redeem all of the 2015 Notes at a redemption price equal to 101% of their aggregate principal amount, plus accrued and unpaid interest to, but excluding, the date of redemption.  The Company may redeem some of the 2015 Notes and the 2022 Notes from time to time or all of the 2015 Notes and the 2022 Notes at any time at the redemption prices set forth in the First Supplemental Indenture and the Second Supplemental Indenture, respectively.

The Company will be required to offer to repurchase the Notes if the Notes are rated below investment grade following certain events that constitute a change of control of the Company.  The Notes will be senior unsecured obligations of the Company and will rank equally with all of the Company’s other existing and future unsecured and unsubordinated debt.  The Notes are not guaranteed by the Company’s subsidiaries and will effectively rank junior to any secured debt of the Company and all existing and future debt and other liabilities of the Company’s subsidiaries.

Copies of the Base Indenture, the First Supplemental Indenture and the Second Supplemental Indenture are attached as Exhibit 4.1, Exhibit 4.2 and Exhibit 4.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing description is a brief summary of the Indenture and does not purport to be a complete statement of the parties’ rights and obligations thereunder.  The foregoing description is qualified in its entirety by the terms of the Indenture.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Indenture is incorporated into this Item 2.03 by reference.

Item 7.01              Regulation FD Disclosure.

On May 14, 2012, the Company issued a press release announcing the pricing of the Notes.  A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated by reference into this Item 7.01.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K under this Item 7.01, including Exhibit 99.1, is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall such information and exhibit be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

1.1

Underwriting Agreement, dated May 14, 2012, between the Company and Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and RBS Securities Inc., as representatives of the several underwriters identified therein, in connection with the offer and sale of $250.0 million in aggregate principal amount of the Company’s1.60% Senior Notes due 2015 and $250.0 million in aggregate principal amount of the Company’s 3.60% Senior Notes due 2022.

4.2	First Supplemental Indenture, dated as of May 17, 2012, between the Company and Union Bank, N.A., as trustee, with respect to the Company’s 1.60% Senior Notes due 2015.

4.3	Second Supplemental Indenture, dated as of May 17, 2012, between the Company and Union Bank, N.A., as trustee, with respect to the Company’s 3.60% Senior Notes due 2022.

4.4	Form of Global Note for the Company’s 1.60% Senior Notes due 2015 (included in Exhibit 4.2).

4.5	Form of Global Note for the Company’s 3.60% Senior Notes due 2022 (included in Exhibit 4.3).

5.1	Opinion of Vinson & Elkins L.L.P.

12.1	Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

99.1	Press Release of the Company, dated May 14, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMERON INTERNATIONAL CORPORATION

Date: May 17, 2012	By:	/s/ Grace B. Holmes
Grace B. Holmes
Vice President, Corporate Secretary and Chief Governance Officer

Exhibit Index

Exhibit No.	Description

1.1

Underwriting Agreement, dated May 14, 2012, between the Company and Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and RBS Securities Inc., as representatives of the several underwriters identified therein, in connection with the offer and sale of $250.0 million in aggregate principal amount of the Company’s1.60% Senior Notes due 2015 and $250.0 million in aggregate principal amount of the Company’s 3.60% Senior Notes due 2022.

4.2	First Supplemental Indenture, dated as of May 17, 2012, between the Company and Union Bank, N.A., as trustee, with respect to the Company’s 1.60% Senior Notes due 2015.

4.3	Second Supplemental Indenture, dated as of May 17, 2012, between the Company and Union Bank, N.A., as trustee, with respect to the Company’s 3.60% Senior Notes due 2022.

4.4	Form of Global Note for the Company’s 1.60% Senior Notes due 2015 (included in Exhibit 4.2).

4.5	Form of Global Note for the Company’s 3.60% Senior Notes due 2022 (included in Exhibit 4.3).

5.1	Opinion of Vinson & Elkins L.L.P.

12.1	Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

99.1	Press Release of the Company, dated May 14, 2012.